STATE OF IOWA RIDER TO CERTIFICATE 11936P:

Effective immediately, your Certificate issued under Group Annuity Contract No. 11932CP is amended as follows:

With respect to PART I - DEFINITIONS, SECTION 1.18 CASH VALUE, the following text is added after item (v) under the paragraph No Withdrawal Charge:


     (vi) the Participant retires pursuant to terms of the Plan, or separates from Service;

     (vii) the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

     (viii) we receive proof satisfactory to us that the Participant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician).

     (ix) the Participant elects a withdrawal that qualifies as a hardship withdrawal under the Code.

     (x) the Participant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or
             Guam) and meets all of the following:


     o its main function is to provide skilled, intermediate or custodial nursing care;

     o       it provides continuous room and board to three or more persons;

     o       it is supervised by a registered nurse or practical nurse;

     o       it keeps daily medical records of each patient;

     o       it controls and records all medications dispensed; and

     o       its primary service is other than to provide housing for residents.


FORM RIDER PF 17105P IS NO LONGER APPLICABLE. Your Certificate is amended as follows:

PART II - PARTICIPANT'S ANNUITY ACCOUNT VALUE, SECTION 2.08 ANNUAL ADMINISTRATIVE CHARGE is replaced with the following:

The Annual Administrative Charge is waived in all instances.


PF10933-IA

ITEM 1 (B) ON FORM RIDER PF 17214P is revised as follows:


SECTION 1.15 ENTITLED "THE SEPARATE ACCOUNT" is amended by replacing the paragraph in Item 1(b) with the following:

Assets of the Investment Divisions attributable to the Certificate issued under the Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) for financial accounting, death benefits, mortality risk, expenses and expense risk which shall not exceed .90% per year for each of the Investment Divisions. The charge shall be made in accordance with Subsection
(c) of the Net Investment Factor provision in Section 1.16. In addition to this daily charge, investment advisory fee charges and other charges of the Trust (or any other designated trust or investment company) shall apply to assets of the Investment Divisions. The relative proportion of these charges may be modified. With respect to the Alliance Stock, Alliance Money Market, Alliance Balanced, and Alliance Aggressive Stock Divisions only, such daily charge, plus the investment advisory fee charges and other charges of the Trust (or any other designated trust or investment company), shall not in the aggregate exceed a total annual rate of 1.75% of the value of the assets of such Investment Divisions attributable to the certificate. The 1.75% maximum does not apply to any Investment Division other than the Alliance Stock, Alliance Money Market, Alliance Balanced, and Alliance Aggressive Stock Divisions and will not apply to any Investment Divisions added in the future. Such maximum rate may not be altered without approval by the certificate Owner.

/s/ Edward Miller                          /s/ Pauline Sherman
-----------------------                    ---------------------------------
    Edward Miller                              Pauline Sherman
    Chairman and Chief                         Vice President, Secretary and
    Executive Officer                          Associate General Counsel


PF10933-IA

STATE OF IOWA RIDER TO CONTRACT 92EDCB

Effective immediately, your Contract is amended as follows:

With respect to PART I - DEFINITIONS, SECTION 1.05 CASH VALUE, the following text is added after item (vii):

     (viii) the Annuitant retires pursuant to terms of the Plan, or separates from Service;

     (ix) the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

     (x) we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

     (xi) the Annuitant elects a withdrawal that qualifies as a hardship withdrawal under the Code; the Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

             o its main function is to provide skilled, intermediate or custodial nursing care;

             o   it provides continuous room and board to three or more persons;

             o   it is supervised by a registered nurse or practical nurse;

             o   it keeps daily medical records of each patient;

             o   it controls and records all medications dispensed; and

             o its primary service is other than to provide housing for residents.


With respect to PART II - ANNUITY ACCOUNT VALUE, SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE is replaced with the following:

The Annual Administrative Charge is waived in all instances.


98 EDCB-1A

ITEM 1 (B) ON FORM RIDER NO. 93DIVEDC is revised as follows:

SECTION 1.23 ENTITLED "THE SEPARATE ACCOUNT" is amended by replacing the paragraph in Item 1(b) with the following:


Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) for financial accounting, death benefits, mortality risk, expenses and expense risk which shall not exceed .90% per year for each of the Investment Divisions. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. In addition to this daily charge, investment advisory fee charges and other charges of the Trust (or any other designated trust or investment company) shall apply to assets of the Investment Divisions. The relative proportion of these charges may be modified. With respect to the Alliance Stock, Alliance Money Market, Alliance Balanced, and Alliance Aggressive Stock Divisions only, such daily charge, plus the investment advisory fee charges and other charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of such Investment Divisions attributable to this Contract. The 1.75% maximum does not apply to any Investment Division other than the Alliance Stock, Alliance Money Market, Alliance Balanced, and Alliance Aggressive Stock Divisions and will not apply to any Investment Divisions added in the future. Such maximum rate may not be altered without your approval.


/s/ Edward Miller                          /s/ Pauline Sherman
-----------------------                    ---------------------------------
    Edward Miller                              Pauline Sherman
    Chairman and Chief                         Vice President, Secretary and
    Executive Officer                          Associate General Counsel


98EDCB-1A

STATE OF IOWA RIDER TO CONTRACT 92EDCB

Effective immediately, your Contract is amended as follows:

ON THE COVER OF YOUR CONTRACT, the last two sentences of the last paragraph are replaced with the following:

THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISKS, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND OTHER CHARGES OF THE TRUST.

With respect to PART I - DEFINITIONS, SECTION 1.05 CASH VALUE, the following text is added after item (vii):

     (viii) the Annuitant retires pursuant to terms of the Plan, or separates from Service;

     (ix) the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

     (x) we receive proof satisfactory to us that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

     (xi) the Annuitant elects a withdrawal that qualifies as a hardship withdrawal under the Code; the Annuitant has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following:

             o its main function is to provide skilled, intermediate or custodial nursing care;

             o   it provides continuous room and board to three or more persons;

             o   it is supervised by a registered nurse or practical nurse;

             o   it keeps daily medical records of each patient;

             o   it controls and records all medications dispensed; and

             o its primary service is other than to provide housing for residents.


With respect to PART II - ANNUITY ACCOUNT VALUE, SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE is replaced with the following:

The Annual Administrative Charge is waived in all instances.


Form No. Pending

ITEM 1 (B) ON FORM RIDER NO. 93DIVEDC is revised as follows:

SECTION 1.23 ENTITLED "THE SEPARATE ACCOUNT" is amended by replacing the paragraph in Item 1(b) with the following:


Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) for financial accounting, death benefits, mortality risk, expenses and expense risk which shall not exceed .90% per year for each of the Investment Divisions. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. In additions to this daily charge, investment advisory fee charges and other charges of the Trust (or any other designated trust or investment company) shall apply to assets of the Investment Divisions. The relative proportion of these charges may be modified.


/s/ Edward Miller                          /s/ Pauline Sherman
-----------------------                    ---------------------------------
    Edward Miller                              Pauline Sherman
    Chairman and Chief                         Vice President, Secretary and
    Executive Officer                          Associate General Counsel


Form No. Pending